UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 21, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On August 21, 2018, the Board of Directors of Xcel Energy Inc. (the Company) elected Lynn Casey to the Board of Directors, for a term expiring at the Company’s 2019 annual meeting of shareholders. Ms. Casey will serve on the Finance Committee and the Operations, Nuclear, Environmental and Safety Committee (ONES). Ms. Casey will receive compensation for her Board service consistent with the compensation received by the Company’s other non-employee directors, as disclosed in the Company’s Schedule 14A, Definitive Proxy Statement filed on April 3, 2018 (file no. 001-03034), prorated from the commencement of her service on the Board to the date of the 2019 annual shareholders meeting.

A copy of the News Release announcing this change to the Board of Directors is attached hereto as Exhibit 99.01.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
99.01	Press Release dated August 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2018	Xcel Energy Inc. (a Minnesota corporation)

/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services